As filed with the Securities and Exchange Commission on September 12, 2003

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party Other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12.

                                  EAGLE BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule, or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                                  EAGLE BANCORP
                              1400 Prospect Avenue
                              Helena, Montana 59601
                                 (406) 442-3080

                               September 12, 2003











Dear Stockholder:

         You are invited to attend the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Eagle Bancorp, the stock holding company for American Federal Savings Bank (the "Bank"). The Annual Meeting is scheduled to be held on Thursday, October 16, 2003, at 10:00 a.m., Montana time at the main office of the Bank, located at 1400 Prospect Avenue, Helena, Montana.

         The attached Notice of Annual Meeting and Proxy Statement describes the proposals to be voted on at the Annual Meeting. The Board of Directors of Eagle Bancorp has determined the approval of the proposals is in the best interests of Eagle Bancorp and its stockholders. Therefore, the Board unanimously recommends that you vote in favor of all proposals and in favor of the Board's nominees for director. Members of the Board and officers of Eagle Bancorp and Eagle Bancorp's independent auditors will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting.

         Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock outstanding must be represented either in person or by proxy to constitute a quorum for the conduct of business at the annual meeting.

         On behalf of the Board of Directors and all of the employees of Eagle Bancorp, I wish to thank you for all your support and interest. We look forward to seeing you at the Annual Meeting.

                                             Sincerely yours,



                                             /s/ LARRY A. DREYER
                                             --------------------------------
                                             Larry A. Dreyer
                                             President and CEO

                                  EAGLE BANCORP
                              1400 Prospect Avenue
                                Helena, MT 59601
                                 (406) 442-3080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 16, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eagle Bancorp ("Eagle" or the "Company") will be held at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana on Thursday, October 16, 2003, at 10:00 a.m. Montana time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

         I. To elect two (2) directors of the Company for three year terms.

         II. To ratify the appointment by the Company's Board of Directors of the firm of Anderson ZurMuehlen & Co, P.C. as independent public accountants for the Company for the fiscal year ending June 30, 2004.

         III. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of Eagle is not aware of any matters other than those set forth above which may properly come before the meeting.

         The Board of Directors of Eagle has fixed the close of business on Tuesday, September 2, 2003, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.


                                             BY ORDER OF THE BOARD OF
                                             DIRECTORS



                                             /s/ LARRY A. DREYER
                                             -------------------------------
                                             Larry A. Dreyer
                                             President & CEO


September 12, 2003
Helena, Montana


         YOUR VOTE IS IMPORTANT. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING.

                                  EAGLE BANCORP

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 16, 2003

         This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share ("Common Stock"), of Eagle Bancorp ("Eagle" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 2003 Annual Meeting of Stockholders ("Annual Meeting") to be held on Thursday, October 16, 2003, at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana at 10:00 a.m. Montana time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about September 12, 2003.

          MATTERS TO BE CONSIDERED AND ACTED UPON AT THE ANNUAL MEETING

         Each proxy solicited hereby, if properly signed and returned to Eagle and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the election of Mr. McCarvel and Mr. Maierle, in favor of the ratification of Anderson ZurMuehlen & Co., P.C. and in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. Only proxies that are returned can be counted and voted at the Annual Meeting.


                             SOLICITATION OF PROXIES

         All costs of the solicitation of proxies will be borne by Eagle. In addition, directors, officers and other employees of Eagle or American Federal Savings Bank (the "Bank" or "American Federal") may solicit proxies personally or by telephone or other means without additional compensation. Eagle will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.


                              REVOCATION OF PROXIES

         A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Eagle, (ii) properly submitting to Eagle a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, Attention: Terey Artz. Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.


                                VOTING SECURITIES

         The securities that may be voted at the Annual Meeting consists of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on September 2, 2003 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 1,209,772 shares of Common Stock issued and outstanding and 648,493 shares of Common Stock, or 53.6% of the issued and outstanding Common Stock, are held by Eagle Financial MHC, Eagle's mutual holding company. Eagle had no other class of securities outstanding at this time.

         The presence in person or by proxy of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-Votes") will be considered present for the purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.


                                VOTING PROCEDURES

         Once a quorum has been established, the affirmative vote of a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the proposals described in this proxy statement, except as described below. Additionally, directors can be elected by a plurality of stockholders. Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and Broker Non-Votes will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

         With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal and may abstain from voting. Ratification of Anderson ZurMuehlen & Co., P.C. as independent auditors for the fiscal year ending June 30, 2004, will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions and Broker Non-Votes will have the same effect as a vote against this proposal.

         The Company's Annual Report to Stockholders, which includes its annual report on Form 10-KSB for its fiscal year ended June 30, 2003, is mailed herewith to stockholders. The Company has filed this report with the Securities and Exchange Commission (the "SEC"). Stockholders may obtain, free of charge, an additional copy of the annual report on Form 10-KSB by requesting it by telephone or in writing from Terey Artz, Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, (406) 442-3080.

         Executed, unmarked proxies will be voted for all proposals. Except for procedural matters incidental to conduct of the Annual Meeting, the Company knows of no other matters expected to come before the meeting.

         Proxies solicited hereby are to be returned to the Company's transfer agent, Registrar & Transfer Company. The Board of Directors has designated Terey Artz, corporate secretary, to act as Inspector of Election and tabulate votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of June 30, 2003, except as specifically noted, with respect to ownership of the Company's Common Stock by: (i) Eagle Financial MHC, the company's mutual holding company; (ii) the American Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"); (iii) the executive officers and directors of the Company; and (iv) all the directors and executive officers of the Company as a group. Except for those listed below, Eagle has no knowledge of any other person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owns beneficially more than 5% of the Common Stock.

                                                                                  Common Stock
                                                                              Beneficially Owned(1)
                                                                           ---------------------------
        Name                               Title or Address                Number(2)           Percent
        ----                               ----------------                ------              -------

Eagle Financial MHC                     1400 Prospect Avenue               648,493               53.60%
                                        Helena, MT  59601

Jeffrey S. Halis                        500 Park Avenue, Fifth Floor        66,400                5.49%
                                        New York, NY  10022

Kenneth R. Lehman and Joan              1408 N. Abingdon Street             81,228                6.71%
Abercrombie Lehman                      Arlington, VA  22207

American Federal Savings Bank           1400 Prospect Avenue                36,806                3.04%
Employee Stock Ownership Plan           Helena, MT  59601

Robert L. Pennington                    Chairman of the Board               14,900(3)(4)(7)       1.23%

Charles G. Jacoby                       Vice Chairman of the Board          14,900(7)             1.23%

Don O. Campbell                         Director                             7,400(7)              *

Larry A. Dreyer                         Director, President and Chief       23,818(4)(7)(8)(9)    1.97%
                                        Executive Officer

Teresa L. Hartzog                       Director                            12,170(7)             1.01%

James A. Maierle                        Director                            14,900(5)(7)          1.23%

Thomas J. McCarvel                      Director                             9,400(7)              *

Peter J. Johnson                        Senior Vice President/Treasurer     14,955(4)(6)(7)(8)    1.24%

Michael C. Mundt                        Senior Vice President/Lending        8,596(4)(7)(8)        *

Joanne Y. Sanderson                     Senior Vice President/Operations    20,991(4)(7)(8)       1.74%

Directors and Executive Officers as
a group (10 persons)                    N/A                                142,030               11.74%

--------------------
(1) Except as otherwise noted, all beneficial ownership by directors and executive officers is direct and each director or executive officer exercises sole voting and investment power over the shares.
(2) Reflects information provided by these persons, filings made by these persons with the Securities and Exchange Commission, and other information known to Eagle.
(3) Includes 5,000 shares held jointly by Mr. Pennington and his spouse. Mr. Pennington has shared voting and investment power over these 5,000 shares.
(4) Includes Common Stock held by each Executive Officer and Mr. Pennington in the Bank's Non-Contributory Profit Sharing Plan.
(5) Includes 5,000 shares held by Rosmar, Inc. for which Mr. Maierle, as President of Rosmar, Inc., has shared voting and investment power.
(6)      Includes 50 shares held by children.
(footnotes continued on next page)

(footnotes continued from previous page)

(7) Includes total shares awarded under the Company's Stock Incentive Plan approved by shareholders on October 19, 2000. Shares were awarded January 2001 and vest evenly over a five year period.
(8)      Includes Common Stock held in the Bank's ESOP.
(9) Includes 375 shares held by wife for which Mr. Dreyer disclaims beneficial ownership.

* Represents less than 1% of outstanding shares.

                                 ---------------

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors be composed of seven (7) members, whose terms are divided into three approximately equal classes. The members of each class are elected for a term of three years. One class is elected annually.

         Two directors will be elected at the Annual Meeting. The Board of Directors has nominated current directors Thomas J. McCarvel and James A. Maierle for re-election. If elected, Mr. McCarvel and Mr. Maierle will each serve as director for a three year term expiring at the Annual Meeting to be held in 2006.

         The Board of Directors acts as Eagle's Nominating Committee and determines management nominees for election as directors. The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary of the Company not fewer than five (5) days prior to the date of the Annual Meeting. No stockholder nominations have been received by the Company. There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER THIS PROPOSAL I.

         The persons named in the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the stockholder to the contrary. Eagle Financial MHC, which owns a majority of the Company's common stock, also intends to vote its shares in favor of the named nominee. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable to serve.

         The following table sets forth certain information as of June 30, 2003, with respect to each nominee, and each director continuing in office.

                                                                    Director     New or Current
                Name                                        Age      Since(1)    Term to Expire(2)
                ----                                        ---      -----       --------------

                                 BOARD NOMINEES
                                 --------------

Thomas J. McCarvel                                           54       1998            2006

Mr. McCarvel has served as a Vice President of Carroll College in Helena since December 1991. He was the Chief Operating Officer of Anderson
ZurMuehlen & Co., P.C., a public accounting firm in Helena, Montana, and Eagle and American Federal's independent auditors from 1988 to 1991.

                                                                    Director     New or Current
                Name                                        Age      Since(1)    Term to Expire(2)
                ----                                        ---      -----       --------------

James A. Maierle                                             55       1997            2006

Mr. Maierle currently serves as President of Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena.

                         DIRECTORS CONTINUING IN OFFICE
                         ------------------------------

Larry A. Dreyer                                              57       1990            2005

Mr. Dreyer is currently President (since 1993) and
Chief Executive Officer (since 1995) of American
Federal. He is also President and CEO of Eagle. He joined American Federal Savings Bank in 1973, serving as its Controller. He is a member and past president of the Downtown Helena Kiwanis Club and past chairman of both the St. Peter's Hospital
Foundation and Diocese of Helena Finance Council.
He is also a member of the Independent Community
Bankers of America, National Bank Services
Committee.


Don O. Campbell                                              69       1994            2004

Mr. Campbell is a retired certified public accountant and previously served as Vice President and Controller of Capri, Inc., an investment management company located in Helena.


Charles G. Jacoby                                            71       1979            2004

Mr. Jacoby is retired. He formerly owned a retail clothing establishment in Helena. He serves as Vice
Chairman of the Board.

Teresa L. Hartzog                                            72       1993            2005

Ms. Hartzog is retired. She was formerly employed by the Leaphart law firm where she served as office manager and a legal secretary.


Robert L. Pennington                                         71       1973            2004

Mr. Pennington is the Chairman of Eagle. He was previously the President and Chief Executive
Officer of American Federal Savings Bank from 1974 through 1995, when he retired. He has served as Chairman of American Federal since 1993.

--------------------
(1) Includes prior service on the Board of Directors of American Federal Savings Bank.

(2)      All terms expire on the date of the Annual Meeting.

                                 ---------------

Board Meetings and Committees

         The business of the Company's and the Bank's Board of Directors is conducted through meetings once a month and may have additional meetings. During the fiscal year ended June 30, 2003, the Board met twelve times. All Directors who served as directors during the fiscal year ended June 30, 2003, attended at least 75% of Board meetings. All committee members attended at least 75% of the meetings of their respective committees. Certain of the standing committees are discussed:

Report of the Audit Committee

         The Audit Committee consists of three (3) non-employee directors and met ten (10) times during the fiscal year ended June 30, 2003. The Audit Committee chairmanship is rotated between Mr. Jacoby and Mr. Campbell in alternating years. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting process.

         The Audit Committee has adopted a charter which was attached to the proxy statement for the 2001 Annual Meeting of Stockholders. The charter describes the Committee's principal duties and responsibilities including:

         o Oversight and review of the annual financial reporting process (including regulatory financial reporting);

         o Oversight and review of the system of internal controls and safeguards;

         o Oversight of the adequacy and integrity of the Company's financial information; and

         o Maintenance of an open avenue of communication between the Board of Directors, senior management, internal auditors, and the Company's independent public accountants and permit auditors and internal auditors to meet with the Audit Committee without the presence of management.


         The Audit Committee is independent in accordance with the amended issuer rules of the NASD. The Audit Committee Charter is reviewed annually. In addition, the Audit Committee has taken the following actions:

         o Reviewed and discussed the Company's audited financial statements for the 2003 fiscal year with the management of the Company.

         o Discussed with the Company's independent auditors the matters required to be discussed under SAS 61, as amended (Codification of Statements on Auditing Standards).

         o Received written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees).


         Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, to be filed with the SEC.

Auditor Fees, Other Fees and Auditor Independence

         For the year ended June 30, 2003, the Company paid its independent auditors Anderson ZurMuehlen & Co., P.C., and related affiliates, approximately $44,000 for audit services, including unaudited review of financial statements in the quarterly reports to shareholders on Form 10-QSB filed with the Securities and Exchange

Commission and corporate tax return preparation and $10,530 for other non-audit services. These non-audit services consisted primarily of employee benefit services and computer software. The Audit Committee has concluded that the providing of these non-audit services did not adversely impact the independence of Anderson ZurMuehlen & Co., P.C.

                                         Don O. Campbell, Chairman
                                         Charles G. Jacoby
                                         Robert L. Pennington


         Compensation Committee. The Compensation Committee met four (4) times in fiscal 2003. It reviews and discusses employee performance and prepares recommendations for annual salary adjustments and bonuses. This committee currently consists of Messrs. Pennington and Campbell and Ms. Hartzog.

         The Investment Committee. The Investment Committee consists of Directors Dreyer, Jacoby and Maierle, as well as executive officers Johnson and Mundt. The Investment Committee meets at least quarterly in order to review investment performance and strategy. The Investment Committee met four (4) times during the year ended June 30, 2003.

         The Asset Liability Management Committee. The Asset Liability Management Committee consists of Directors Pennington and Dreyer as well as executive officers Johnson and Mundt. The Asset Liability Management Committee meets at least quarterly to review American Federal's policies concerning interest rate risk and loan and deposit rates. It met four (4) times during the year ended June 30, 2003.


Directors' Compensation

         During fiscal 2003, each director, except for the Chairman of the Board, was paid an annual fee of $12,000. The Chairman of the Board receives an annual fee of $20,700. Also, each non-employee director, other than the Chairman of the Board, was paid $175 for each committee meeting attended. The total fees paid to the directors of Eagle for the year ended June 30, 2003, were $99,995. Eagle has no other director compensation plans or director deferred compensation plans other than the Stock Incentive Plan approved at the annual meeting in 2000. Each director of the Company also serves as a director of American Federal and Eagle Financial MHC. Directors do not receive additional compensation for their service on the boards of American Federal or Eagle Financial MHC.


Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by Larry A. Dreyer in each of the last three fiscal years. No other executive officer of Eagle or American Federal served as President or earned a total salary and bonus in excess of $100,000 during the last three fiscal years.

                                                                                      Long-Term
                                             Annual Compensation                     Compensation
                            ---------------------------------------------------      ------------
                           Year Ended                              Other Annual       Restricted        All Other
Name and Position           June 30        Salary        Bonus     Compensation(1)   Stock Awards(2)  Compensation(3)
-----------------           -------        ------        -----     ------------      ------------     ------------
Larry A. Dreyer               2003        $122,000      $18,300       $12,000           $     0          $42,632
President and Chief           2002        $115,700      $ 9,835       $12,000           $     0          $40,001
  Executive Officer           2001        $112,000      $ 7,840       $12,000           $55,545          $35,357

    -----------------------

(1) Represents compensation for serving on the board of directors of Eagle Bancorp.
(footnotes continued on next page)

(footnotes continued from previous page)

(2) On October 19, 2000, shareholders of the company approved the 2000 Eagle Bancorp Stock Incentive Plan (the "Plan"). Under the Plan, certain employees of the Bank and directors are eligible to receive stock related benefits, including stock options and restricted stock. Under the Plan, the Board made restricted stock awards available to all nonemployee members of the Board and to certain officers, including Messrs. Dreyer, Johnson, Mundt and Ms. Sanderson. The restricted stock vests over a five year period at a rate of 20% per year. The value of shares when awarded was determined by multiplying the closing price ($11.50) of the Common Stock on January 18, 2001, the date the of the award, by the number of shares awarded. No shares have vested to date.
(3) For fiscal 2003 consists of employer contribution to profit sharing plan of $10,720, $2,722 for employer 401(k) payments, $23,209 for employer deferred compensation payments, $2,516 for ESOP stock, and $3,465 for various medical and life insurance payments.

                              --------------------


         Option Grants in Last Fiscal Year. There were no options granted in fiscal 2003 to Mr. Dreyer or any other employees or directors.

         Employment Agreement. American Federal entered into an Employment Agreement with its President, Larry A. Dreyer, effective January 1, 2000. The Employment Agreement has an initial term of three years. The Employment Agreement is terminable by the Bank for cause as defined in the Employment Agreement. If Mr. Dreyer is terminated without cause, he will be entitled to a continuation of his salary plus bonuses and deferred compensation from the date of termination through the remaining term of the Employment Agreement. The aggregate payment made to Mr. Dreyer would be an expense to the Bank and would result in reductions to net income and capital. After the first three years, the Employment Agreement may be renewed annually by the board of directors after a determination of the satisfactory performance of Mr. Dreyer in the Board's sole discretion. If Mr. Dreyer becomes disabled during the term of the Employment Agreement, he would continue to receive payment of 75% of the base salary until he returns to full-time employment at American Federal, reaches age 65, accepts another full-time position with another employer, or upon his death. Such payments shall be reduced by any other benefit payments made under a disability plan in effect for Mr. Dreyer and the Bank's other employees.

         Non-Contributory Profit Sharing Plan. Neither Eagle nor American Federal has a pension plan for employees. Instead, the Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with American Federal. The non-contributory plan enables American Federal to contribute up to 15% of qualified salaries each year. Typically 8% is contributed. The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year. For the year ended June 30, 2003, the Board authorized profit sharing contributions to Mr. Dreyer of $10,720 and total contributions are $146,807 as of June 30, 2003.

         The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan. Employees can contribute a portion of their salaries, (up to a maximum of $12,000 for calendar 2003), to a 401(k) plan. Eagle's board of directors has the authority to match up to a maximum of 50% of an employee's contribution provided that the matching amount does not exceed 2.0% of such employee compensation. For the year ended June 30, 2003, the Bank contributed $2,722 to Mr. Dreyer's 401(k) program and $36,286 in total to the 401(k) program.

         Salary Continuation Agreement. Another benefit offered by American Federal is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses. American Federal consulted with independent compensation consultants and developed a plan to supplement retirement benefits. The plan American Federal adopted covers eight of its senior officers, including Mr. Dreyer and all senior vice presidents and vice presidents. It is a non-qualified retirement plan which is designated the American Federal Savings Bank Salary Continuation Agreement (the "Salary Continuation Agreement"). Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with

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

American Federal. This plan is funded by insurance policies owned by American Federal. It also provides for partial payments in the event of early retirement, death or disability. In Mr. Dreyer's case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $414,000, or an annual payment for life of $45,000. American Federal has purchased life insurance contracts for each covered executive to fund the payments. American Federal Savings Bank recognizes expenses to maintain the plan. For the year ended June 30, 2003, the total expenses were $82,504.

         Bonus Plan. American Federal also provides a discretionary bonus program ("Bonus Program") for all eligible employees. The Bonus Program is based on the after-tax net profitability of American Federal and is linked specifically to the Bank's return on assets. In the case of non-officer employees, bonus amounts are based on salary levels. Under the Bonus Program, the Bank's return on assets for the period from January through October is used to determine the bonus levels of Bank officers. Officers' bonuses are directly linked to the return on assets. For example, if American Federal Savings Bank produces a return on assets of .90%, then each officer would receive a bonus of 9% of annual base salary. For the year ended June 30, 2003, American Federal Savings Bank paid total bonuses of $194,004. Mr. Dreyer's bonus during this period was $18,300.

         Employee Stock Ownership Plan. In connection with its reorganization to the mutual holding company form of organization, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank.

         As of June 30, 2003, the ESOP held 32,206 shares of Common Stock. These shares represent shares purchased by the ESOP in the offering. Shares of Common Stock purchased by the ESOP were funded by funds borrowed from Eagle. Shares purchased in the reorganization by the ESOP will be allocated to participants' accounts over ten (10) years.

         The ESOP is administered by an unaffiliated corporate trustee in conjunction with the ESOP Committee of the Bank. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Shares for which employees do not give instructions will be voted by the ESOP trustee.

         GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Eagle's statement of financial condition. Since the ESOP is borrowing from Eagle, such obligation is eliminated in consolidation. However, the cost of unallocated shares are treated as a reduction of shareholders' equity.

         Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants' compensation as it relates to total participant compensation. Employees are fully vested upon completion of seven (7) years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

         The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee determines compensation policy and consists of Directors Pennington, Campbell and Hartzog. Mr. Pennington was formerly Chairman and Chief Executive Officer of the Bank. None of the above are members of a compensation committee of the Board of Directors of any Company.


                              CERTAIN TRANSACTIONS

         No directors, executive officers or immediate family members of such individuals were engaged in transactions with Eagle, American Federal or any subsidiary involving more than $60,000 (other than through a loan) during the fiscal years ended June 30, 2002 and June 30, 2003. Furthermore, Eagle has no "interlocking" relationships in which any executive officer is a member of the board of directors of another entity, one of whose executive officers are a member of American Federal's board of directors.

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

         American Federal has followed the policy of offering residential mortgage loans for the financing of personal residences, and consumer loans to its officers, directors and employees. Loans are made in the ordinary course of business. They are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons. These loans do not include more than the normal risk of collectibility or present other unfavorable features. As of June 30, 2003, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals was approximately $172,021.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCES

To the knowledge of the Board and based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended June 30, 2003, no person who is a director, officer or beneficial owner of 10% of the Common Stock failed to file on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act.



                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The firm of Anderson ZurMuehlen & Co., P.C., Certified Public Accountants, acted as independent auditors for the Company for fiscal years ended June 30, 2002 and 2003. The Board has determined to reappoint Anderson ZurMuehlen & Co., P.C. to act as independent auditors for the fiscal year ending June 30, 2004. A representative of Anderson ZurMuehlen & Co., P.C. will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. Eagle Financial MHC intends to vote its shares of Common Stock in favor of the ratification of the appointment of Anderson ZurMuehlen & Co., P.C.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF Anderson ZurMuehlen & Co., P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2004 UNDER THIS PROPOSAL II.



                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "SEC"), any shareholder proposal intended for inclusion in the Company's proxy statement and form of proxy related to the Company's 2004 Annual Meeting of stockholders must be received by the Company by May 15, 2004, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at that time.

         Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.


                                             By Order of the Board of Directors



                                             /s/ LARRY A. DREYER
                                             ----------------------------------
                                             Larry A. Dreyer
                                             President and CEO

Helena, Montana
September 12, 2003

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